RUSSELL INVESTMENT COMPANY

AMENDMENT TO FOURTH AMENDED AND RESTATED

MASTER TRUST AGREEMENT

Regarding Abolishment of Class R4

AMENDMENT NO. 7 to the Fourth Amended and Restated Master Trust Agreement dated December 7, 2020 (referred to herein as the “Agreement”), done this 11th day of December, 2024, by the Trustees under such Agreement.

WITNESSETH:

WHEREAS, Section 7.3 of the Agreement provides that the Agreement may be amended by the Trustees;

WHEREAS, the Trustees approved the redesignation of Class R4 Shares of the Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and Equity Growth Strategy Fund (the “Sub-Trusts”) as Class R1 Shares of the Sub-Trusts, and such redesignation was effected on December 11, 2024;

WHEREAS, following the redesignation, there are no Shares outstanding of Class R4;

WHEREAS, Section 4.1 of the Agreement provides that at any time that there are no Shares outstanding of any particular Sub-Trust or Class previously established and designated, the Trustees may, by an instrument executed by a majority of their number, abolish that Sub-Trust or Class and the establishment and designation thereof;

WHEREAS, Section 4.1 of the Agreement provides that the Trustees may act for such purpose without shareholder approval; and

WHEREAS, the Trustees wish to abolish Class R4 Shares.

NOW, THEREFORE, the Trustees hereby authorize the abolishment of Class R4 Shares.

1. AMENDMENT OF ARTICLE IV

Section 4.3 Establishment and Designation of Classes of the Sub-Trusts.

The following replaces the list of existing Sub-Trusts and Classes:

Sub-Trust	Class A	Class C	Class M	Class R1	Class R5	Class R6	Class S	Class Y
Equity Income Fund	X	X	X			X	X	X
Sustainable Equity Fund	X	X	X			X	X	X
U.S. Strategic Equity Fund	X	X	X			X	X	X
U.S. Small Cap Equity Fund	X	X	X			X	X	X
International Developed Markets Fund	X	X	X			X	X	X
Global Equity Fund	X	X	X			X	X	X
Emerging Markets Fund	X	X	X			X	X	X
Tax-Managed U.S. Large Cap Fund	X	X	X				X
Tax-Managed U.S. Mid & Small Cap Fund	X	X	X				X
Tax-Managed International Equity Fund	X	X	X				X
Opportunistic Credit Fund	X	X	X			X	X	X
Strategic Bond Fund	X	X	X			X	X	X
Investment Grade Bond Fund	X	X	X			X	X	X
Short Duration Bond Fund	X	X	X			X	X	X
Tax-Exempt High Yield Bond Fund	X	X	X				X
Tax-Exempt Bond Fund	X	X	X				X
Global Infrastructure Fund	X	X	X			X	X	X
Global Real Estate Securities Fund	X	X	X			X	X	X
Multi-Strategy Income Fund	X	X	X			X	X	X
Multi-Asset Growth Strategy Fund	X	X	X			X	X	X
Real Assets Fund	X	X	X			X	X
Tax-Managed Real Assets Fund	X	X	X				X
Multifactor U.S. Equity Fund	X	X	X			X	X	X
Multifactor International Equity Fund	X	X	X			X	X	X
Long Duration Bond Fund	X	X	X			X	X	X
Conservative Strategy Fund	X	X	X	X	X		X
Moderate Strategy Fund	X	X	X	X	X		X
Balanced Strategy Fund	X	X	X	X	X		X
Growth Strategy Fund	X	X	X	X	X		X
Equity Growth Strategy Fund	X	X	X	X	X		X

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.

/s/ Vernon Barback	/s/ Ellen M. Needham
Vernon Barback	Ellen M. Needham

/s/ Michelle L. Cahoon	/s/ Jeannie Shanahan
Michelle L. Cahoon	Jeannie Shanahan

/s/ Michael Day	/s/ Raymond P. Tennison, Jr.
Michael Day	Raymond P. Tennison, Jr.

/s/ Julie Dien Ledoux	/s/ Jack R. Thompson
Julie Dien Ledoux	Jack R. Thompson

/s/ Jeremy May
Jeremy May